SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): March 8, 2000


                                COLUMBIA BANCORP
               (Exact Name of Registrant as Specified in Charter)

            MARYLAND                      0-23402                       52-1545782
(State or Other Jurisdiction of   (Commission File Number)  (IRS Employer Identification No.)
         Incorporation)

             10480 LITTLE PATUXENT PARKWAY, COLUMBIA, MARYLAND 21044
               (Address of Principal Executive Offices) (ZIP Code)

        Registrant's telephone number, including area code (410) 465-4800

          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5.       OTHER EVENTS.

              The merger of Suburban Bancshares, Inc. with and into Columbia Bancorp became effective as of the open of business on March 8, 2000. As a result of the merger, Suburban Bancshares, Inc. stockholders received 0.2338 shares of Columbia Bancorp Common Stock in exchange for each share of Suburban Bancshares, Inc. Common Stock. Cash in lieu of fractional shares will be paid at the rate of $10.01 per share.

              Pursuant to General Instruction F to Form 8-K, the press release dated March 8, 2000, announcing the consummation of the merger of Suburban Bancshares, Inc. with and into Columbia Bancorp is attached to this Current Report as Exhibit 1, and is hereby incorporated by reference.

ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
              EXHIBITS.

                  (a) and (b)       Not Applicable

                  (c)  Exhibits.      The following exhibits are filed with this
                                      report:

                  99.1 Press Release, dated March 8, 2000 of Columbia Bancorp, filed herewith.

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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       COLUMBIA BANCORP



                                       By:  /s/ John Scaldara
                                            ----------------------------------
                                                   John Scaldara
                                                   Executive Vice President
                                                   and Chief Financial Officer


Date: March 8, 2000

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                                  EXHIBIT INDEX


Exhibit      Description                                                Page No.
-------      -----------                                                --------

99.1      Press Release, dated March 8, 2000 of Columbia Bancorp.

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